UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2024

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of ABL Credit Agreement

On May 9, 2024 (the “Closing Date”), The ODP Corporation (“ODP”), ODP Investment, LLC (“ODP Invest”), Office Depot, LLC (“Office Depot” and, together with ODP and ODP Invest, collectively, the “U.S. Borrower”), and Grand & Toy Limited/Grand & Toy Limitée (“G&T” or “Canadian Borrower” and, together with the U.S. Borrower, collectively, the “Borrowers”) entered into a Fourth Amended and Restated Credit Agreement (the “Fourth Amended Credit Agreement”) with certain of its subsidiaries as borrowers and guarantors (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), the several banks and other institutions parties thereto as Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan” or the “Agent”), Wells Fargo Bank, National Association, Bank of America, N.A. and Truist Bank, as Syndication Agents, and Fifth Third Bank, National Association, TD Bank, N.A., and U.S. Bank National Association, as Documentation Agents, which Fourth Amended Credit Agreement amends and restates the Third Amended and Restated Credit Agreement, dated as of April 17, 2020 (as previously amended and modified, the “Existing ABL Credit Agreement”), among ODP, ODP Invest, Office Depot, LLC (formerly known as Office Depot, Inc.), G&T and the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and US collateral agent, and the other agents party thereto. The Fourth Amended Credit Agreement provides, among other things, the Borrowers with a 5-year revolving loan facility (the “Revolving Loan Facility”) in the aggregate principal amount of up to $800 million, maturing on May 9, 2029 (the “Maturity Date”) and reduces the interest rate margins applicable to revolving loans by 0.25% from the margins set forth in the Existing Credit Agreement. Proceeds of the loans under the Revolving Loan Facility (“Revolving Loans”) are to be used for working capital needs and general corporate purposes, including the payment of fees and expenses associated with the transactions in connection with the Fourth Amended Credit Agreement.

The Fourth Amended Credit Agreement amends and restates the Existing ABL Credit Agreement to provide for borrowings under two facilities:

•

U.S. Facility: Provides U.S. Borrower with an asset-based revolving credit facility in an aggregate amount of up to $775 million (which includes a letter of credit sub-facility of $300 million and a swingline sub-facility of $115 million, the “U.S. Facility”), subject to a borrowing base of eligible accounts receivables, eligible inventory, eligible credit card receivables and certain life insurance policies;

•

CAD Facility: Provides Canadian Borrower with an asset-based revolving credit facility in an aggregate amount of up to $25 million (which includes a letter of credit sub-facility of $25 million and a swingline sub-facility of $5 million, the “CAD Facility”), subject to a borrowing base of eligible accounts receivables, eligible inventory, eligible credit card receivables and the borrowing base under the U.S. Facility; and

All Revolving Loans may be borrowed, repaid and reborrowed from time to time until the Maturity Date.

The Fourth Amended Credit Agreement also provides that the Borrowers may elect to increase the aggregate amount of commitments under the Revolving Loan Facility by up to $250 million, subject to certain terms and conditions set forth in the Fourth Amended Credit Agreement (including obtaining such increased commitments from existing or new lenders).

The Guarantors guarantee the obligations of the Borrowers under the Revolving Loan Facility. All obligations under the Revolving Loan Facility, including the obligations of the Guarantors under their respective guarantees, are secured by a lien on such Borrowers’ and such Guarantors’ accounts receivables, inventory, cash, cash equivalents, deposit accounts, intercompany loan rights, certain pledged notes, certain life insurance policies, certain related assets, and, in each case, the proceeds thereof (the “Collateral”).

Borrowings made pursuant to the Fourth Amended Credit Agreement will bear interest, at the applicable Borrower’s option, at (i) the Alternate Base Rate (as defined in the Fourth Amended Credit Agreement), (ii) the Adjusted Term SOFR Rate for the Interest Period in effect (as defined in the Fourth Amended Credit Agreement) or (iii) a rate per annum equal to the Adjusted Daily Simple SOFR (as defined in the Fourth Amended Credit Agreement) plus, in each case, a certain margin (between 0.75% and 1.25% for Revolving Loans at the Alternate Base Rate and between 1.75% and 2.25% for Revolving Loans at the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR), based on the aggregate average availability under the Fourth Amended Credit Agreement.

The Fourth Amended Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, payments of restricted payments (including dividends), investments, loans, advances, guarantees, acquisitions, asset sales, swap agreements, optional payments and modifications of subordinated and other debt instruments, transactions with affiliates, restrictive agreements, amendments of material documents, and use of proceeds relating to sanctions and anti-corruption laws, subject in certain instances to certain baskets and exceptions, as well as a springing financial covenant that is triggered when aggregate availability under the Revolving Loan Facility is below a certain threshold.

The Fourth Amended Credit Agreement contains customary events of default (subject, in certain instances, to certain grace and cure periods), including: nonpayment of principal when due; nonpayment of interest, fees or other amounts when due (excluding principal) for a period of 3 Business Days; material breach of representations and warranties by any Loan Parties; violation of any covenant or agreement of a Loan Party; a cross-default to any event of default (whether or not resulting in acceleration) under any other agreement governing material indebtedness of the Borrowers or any of the Guarantors; bankruptcy events; occurrence of certain ERISA and foreign pension events; one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by insurance) rendered against any Loan Party; impairment of security interests in the Collateral; actual or asserted (by a loan party) invalidity of the Fourth Amended Credit Agreement or other related transaction documents; occurrence of a change of control (as defined in the Fourth Amended Credit Agreement); or the termination or attempted termination of the guarantees or failure by the Guarantors to comply with the terms of their respective guaranty.

The foregoing description of the Fourth Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended Credit Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the entry into the Fourth Amended Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Form of Fourth Amended and Restated Credit Agreement, dated as of May 9, 2024, among The ODP Corporation, ODP Investment, LLC, Office Depot, LLC, Grand & Toy Limited/Grand & Toy Limitée, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders referred to therein.

Exhibit 99.1	Press Release of The ODP Corporation, dated May 9, 2024.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: May 9, 2024	/s/ Sarah E. Hlavinka
	Name:	Sarah E. Hlavinka
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary